UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 30, 2008 (October 24, 2008)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On October 29, 2008, First Industrial Realty Trust, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2008 and certain other information.
     Attached and incorporated by reference as Exhibit 99.1 is a copy of the Company’s press release dated October 29, 2008, announcing its financial results for the fiscal quarter ended September 30, 2008 and certain other information.
     On October 30, 2008, the Company will hold an investor conference and webcast at 12:00 p.m. Eastern time to disclose and discuss the financial results for the third fiscal quarter of 2008 and certain other information.
     The information furnished in this report under this Item 2.02, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.
Item 2.05 Costs Associated with Exit or Disposal Activities
     On October 24, 2008, the Compensation Committee of the Board of Directors of the Company committed the Company to a plan to reduce organizational and overhead costs consistent with the Company’s current business outlook (the “Plan”). Implementation of the Plan will begin immediately and is expected to conclude during the fourth quarter of 2008.
     The Company estimates that the total pre-tax charge to earnings associated with the Plan will range between $11.8 million and $12.4 million, consisting primarily of one-time termination benefits, of which between $6.9 million to $7.3 million is expected to result in future cash expenditures and the remaining $4.9 million to $5.1 million is due to the accelerated vesting of restricted stock. The Company anticipates that substantially all of the pre-tax charges to earnings and cash expenditures will be incurred in the fourth quarter of 2008; however, some may be incurred in the first quarter of 2009.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 24, 2008, the Compensation Committee of the Board of Directors of the Company approved the compensation to be paid W. Ed Tyler for his service as the Company’s interim President and Chief Executive Officer. Mr. Tyler’s salary will be $250,000 per month, with the first four months payable in advance and non-refundable. In addition, Mr. Tyler was granted the right to receive, within five business days of October 22, 2009, a cash payment equal in value to the amount by which the closing price of the common stock of the Company on October 22, 2009 exceeds a base value of $7.94, which was the closing price of the common stock of the Company on October 23, 2008, multiplied by 75,000. Mr Tyler will receive no additional compensation for his services as a director while he is serving as the Company’s interim President and Chief Executive Officer. Attached and incorporated by reference as Exhibit 10.1 is a copy of the letter agreement between the Compensation Committee and Mr. Tyler with respect to his compensation.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.     The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Letter agreement dated October 24, 2008 between the Compensation Committee and W. Ed Tyler

99.1	First Industrial Realty Trust, Inc. Press Release dated October 29, 2008 (furnished pursuant to Item 2.02).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Accounting Officer (Principal Accounting Officer)

     Date: October 30, 2008